UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2024, Inseego Corp. (the “Company”) entered into a fourth amendment (the “Fourth Amendment”) of the Company’s Loan and Security Agreement (the “Credit Agreement”) with Siena Lending Group LLC, as lender. The Fourth Amendment relaxed the financial covenants under the Credit Agreement by decreasing the minmum liquidity level the Company are required to maintain from $10 million to $8 million. No costs were incurred by the Company in connection with the Fourth Amendment.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

The information in “Item 2.02 Results of Operations and Financial Condition” of this Current Report on Form 8-K and in Exhibit 99.1, attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references such disclosure in this Form 8-K.

On February 21, 2024, the Company issued a press release containing preliminary financial results for the year and quarter ended December 31, 2023.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2024, Ashish Sharma resigned as Chief Executive Officer and President of the Company, to be effective as of February 23, 2024. In addition, the Company’s board of directors (the “Board”) appointed Philip G. Brace, a member of the Board, to the newly-created role of Executive Chairman, effective as of February 19, 2024 and to continue until the earlier of six (6) months or a permanent chief executive officer and president is hired.

Mr. Brace, age 53, joined the Board in September 2023. Mr. Brace has an extensive technology and operations background. His experience at technology companies over the past 30 years includes roles in a wide array of functional areas, including engineering, software, hardware, and sales and marketing. Most recently, Mr. Brace served as president and CEO of Sierra Wireless Inc. from July 2021 until its sale to Semtech Corporation in January 2023. His previous executive roles include Executive Vice President at Veritas Technologies, President of Seagate Technology’s Cloud Systems and Electronic Solutions, Executive Vice President at LSI Corporation, and General Manager at Intel Corporation. Mr. Brace currently serves on the board of directors of Lantronix, Inc. and Blackberry Limited. Mr. Brace holds a Bachelor’s degree in Applied Science from the University of Waterloo and a Master’s degree in Electrical Engineering from California State University, Sacramento.

In consideration for his service as Executive Chairman, the Board has approved a temporary increase in Mr. Brace’s director compensation to $20,000 per month. In addition, the Board will award Mr. Brace a one-time special equity award in the form of RSUs, to be granted upon the completion of Mr. Brace’s service as Executive Chairman, with an economic value of $50,000 per month of service in such capacity that will vest immediately upon grant.

In connection with his departure from the Company, Mr. Sharma will be entitled to receive the severance and other benefits described in the previously-disclosed Change in Control and Severance Agreement, dated September 25, 2017, between the Company and Mr. Sharma, subject to the conditions contained therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

10.1	Fourth Amendment, dated as of February 8, 2024, to Loan and Security Agreement, dated as of August 5, 2022, among Siena Lending Group LLC (as Lender), Inseego Wireless, Inc., and Inseego North America LLC (as Borrowers), and Inseego Corp. (as Guarantor).
99.1	Press release dated February 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.
By: /s/ Steven Gatoff
Name: Steven Gatoff Title: Chief Financial Officer

Date: February 21, 2024

3